EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-91535 and 333-66686 each on Form S-4; Registration Statement No. 333-59446 on Form S-3 and Registration Statement Nos. 2-98168, 33-36082, 33-35379, 33-49898, 33-57606, 33-54785, 33-62805, 333-8811, 333-32059, 333-32463, 33-59675, 333-50953, 333-56921, 333-58517, 333-61615, 333-65367, 333-69115, 333-70977, 333-71069, 333-81759, 333-30150, 333-61938, 333-73350, and 333-92228 each on Form S-8 of PerkinElmer, Inc. of our reports relating to (i) the financial statements of PerkinElmer, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for goodwill and intangible assets in 2002); and (ii) management’s report on the effectiveness of internal control over financial reporting, both dated March 10, 2005, appearing in the Annual Report on Form 10-K of PerkinElmer, Inc. for the year ended January 2, 2005.

/S/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 10, 2005